Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-07621) pertaining to the LCA-Vision Inc. 1995 Long-Term Stock Incentive Plan and LCA-Vision Inc. Directors’ Nondiscretionary Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 333-74485) pertaining to the LCA-Vision Inc. 1998 Long-Term Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-123522) pertaining to the LCA-Vision Inc. 2001 Long-Term Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-135414) pertaining to the 2006 Stock Incentive Plan of LCA-Vision Inc., and

(5)	Registration Statement (Form S-8 No. 333-174395) pertaining to the LCA-Vision Inc. 2011 Stock Incentive Plan of our reports dated March 12, 2014, with respect to the consolidated financial statements and schedule of LCA-Vision Inc. and the effectiveness of internal control over financial reporting of LCA-Vision Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Cincinnati, Ohio

March 12, 2014